UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 8, 2009

FORD MOTOR COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-3950 (Commission File Number)	38-0549190 (I.R.S. Employer Identification No.)

One American Road
Dearborn, Michigan 48126
(Address of Principal Executive Offices) (Zip Code)

(313) 322-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02; 8.01       Unregistered Sales of Equity Securities; Other Events.

On April 6, 2009, Ford Motor Company (“Ford”) announced the results of its debt restructuring activities, including the results of its offer (the “Conversion Offer”) to pay a premium in cash to induce holders of any and all of its 4.25% Senior Convertible Notes due December 15, 2036 (the “Convertible Notes”) to convert their Convertible Notes into shares of Ford’s common stock, par value $0.01 per share (the “Common Stock”).

On April 8, 2009, Ford settled the Conversion Offer.  Pursuant to the terms of the Conversion Offer, each $1,000 principal amount of Convertible Notes validly tendered and not withdrawn was exchanged for 108.6957 shares of Common Stock and $80 in cash, plus accrued and unpaid interest on such Convertible Notes.  $4,304,763,000 aggregate principal amount of the Convertible Notes were validly tendered, not withdrawn and accepted for purchase upon the terms and subject to the conditions set forth in the offering circular dated March 4, 2009 and the related letter of transmittal.  As a result, Ford issued an aggregate of 467,909,227 shares of Common Stock and paid an aggregate of $344,381,040 in cash premium payments, $57,426,734 in accrued and unpaid interest payments and $1.80 for cash in lieu of fractional shares for such tendered Convertible Notes on April 8, 2009.  After settlement of the Conversion Offer, $578,509,000 aggregate principal amount of the Convertible Notes remain outstanding.

Ford did not receive any cash proceeds as a result of the exchange of Common Stock for the Convertible Notes, which Convertible Notes have been retired and cancelled.

The issuance of Common Stock to the holders of Convertible Notes in exchange for their Convertible Notes was made by Ford pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such Act on the basis that the Conversion Offer constituted an exchange with existing holders of Ford securities and no commission or other remuneration was paid or given directly or indirectly to any party for soliciting such exchange.

Concurrently with Ford’s settlement, Ford Motor Credit Company LLC (“Ford Motor Credit”) settled its offer to utilize up to $1.3 billion in cash to purchase outstanding unsecured, non-convertible debt securities of Ford.  $3,388,457,650 aggregate principal amount of debt securities were validly tendered and accepted for purchase upon the terms and subject to the conditions set forth in the offer to purchase dated March 4, 2009 and the related letter of transmittal.  As a result, Ford Motor Credit paid $1,055,098,338 in aggregate cash purchase price and $61,484,845 in aggregate accrued and unpaid interest payments for such tendered debt securities on April 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

By:	/s/ Peter J. Sherry, Jr.
	Name:	Peter J. Sherry, Jr.
	Title:	Secretary

Date: April 8, 2009